Exhibit 10.1

THE DIXIE GROUP, INC.

STOCK OWNERSHIP PLAN

Purpose: The Board of Directors believes that it is desirable and in the best interest of the Company to encourage ownership of Common Stock of the Company by the principal officers of the Company. It is believed that a substantial investment in the Company by such officers will encourage and enhance their incentive to manage the Company for the long-term benefit of its shareholders. Accordingly, the Board of Directors adopts this Plan in order to carry out such goals.

Goal: Every participant is encouraged to own that number of shares of Common Stock of the Company that represents in fair market value on the date of such subscription two (2) times such participant's base salary commencing on the first business day three (3) years following the Initial Subscription Offering Date (as defined herein) with respect to such participant. For such purpose, fair market value shall be determined by the closing price of the Company's Common Stock as reported by NASD on the date of such determination, or if the Common Stock is not traded on such day, then the earliest day prior thereto when such stock trades (the "NASD Price".)

Participants: This Plan shall apply to the Chief Executive Officer, President, Chief Financial Officer, and all Corporate vice-presidents, and, such other persons as may be identified periodically from time to time hereafter by the Compensation Committee.

Purchase From Company: In order to facilitate the acquisition of Common Stock of the Company, the Company will on the date of adoption of the Plan by the Board of Directors, or as soon thereafter as may be practical, or on the next anniversary date of the adoption of the Plan (an "Anniversary Date") that occurs following the selection of a new corporate officer eligible to participate in the Plan (or on such earlier date as the Compensation Committee may designate in the case of a new corporate officer) (such date, as applicable, the "Initial Subscription Offering Date"), allow each participant to subscribe for shares of Common Stock up to but not to exceed that number of shares having a fair market value based upon the NASD Price on the Initial Subscription Offering Date equal to two (2) times the participant's base salary. The subscription price for such shares shall be the NASD Price on the Initial Subscription Offering Date.

Thereafter on the two (2) successive Anniversary Dates following the Initial Subscription Offering Date, a participant shall be allowed to subscribe for the purchase of additional shares of Common Stock having a fair market value equal to two (2) times the participant's base salary on such Anniversary Date less the subscription price applicable to any previous subscriptions. The subscription price of such shares shall be the NASD Price of the Common Stock on the applicable Anniversary Date for such offering.

Each participant's subscription shall be automatically called for payment upon a date established by the Compensation Committee set forth in the written subscription agreement that is on or before the third anniversary date of the Initial Subscription Offering Date with respect to each participant (the "Call Date"). At that time, the participant may pay the subscription price in cash and/or through the surrender to the Company of shares of Common Stock of equal value either (i) owned by the participant or (ii) subject to acquisition under the subscription.

Death or Disability: In the event of the death of a participant or the disability of a participant such that the participant shall no longer continue to be employed by the Company, all subscriptions outstanding shall automatically become due and payable, if not earlier pursuant to their terms, six (6) months from the date of such participant's death or disability, as applicable.

Termination of Employment: In the event of the termination of employment of a participant for any reason other than death or disability, whether for or without cause, voluntary or involuntary, all subscriptions outstanding shall automatically become due and payable, if not earlier pursuant to their terms, ten (10) days from the participant's termination date.

Optional Subscription Payment Date Extension: For a participant whose employment with the Company has been terminated, whether by reason of death, disability or otherwise, and who's subscription has therefore been called automatically for payment, management may extend the subscription payment date under the subscription to the earlier of (i) the Call Date established in the subscription or such other date not beyond three (3) years after the date of extension, or (ii) the date the trading price of the Company's Common Stock as reported by NASD is equal to or greater than the subscription price. It shall be a condition of any such extension that the participant agree that if the trading price of the Company's Common Stock as reported by NASD at any time thereafter becomes equal to or greater than the subscription price, the subscription shall automatically terminate, and the participant shall be deemed to have exercised the subscription and exchanged and equal number of shares of Common Stock of the Company in payment for the subscribed shares.

Acquisition: In the event that the Company is acquired by another person, corporation or legal entity, whether by merger, consolidation, sale of assets, tender offer or other means, the Company shall have the right to immediately call all outstanding subscriptions for payment, at its sole option.

Restricted Stock: All shares of Common Stock purchased by a participant from the Company shall be restricted stock and shall be subject to the resale restrictions imposed by all applicable federal and state securities laws.

Rule 16b-3 Requirements: The Board of Directors reserves the right to modify the Plan retroactively. The Board of Directors may submit the Plan to the Company's shareholders for approval should it determine that it is desirable to do so either to meet the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 or for any other reason.

Authority To Modify The Plan: The Company reserves the right to modify or terminate the Plan at all times, provided that the Company will not change the number of shares of Common Stock or the maturity date of any subscription agreement outstanding without such participant's consent.

Compensation Committee Authority: The Board of Directors grants to the Compensation Committee the authority to administer the Plan and to make any changes in the Plan necessary or desirable in order to carry out the purposes of the Plan. Furthermore, the Compensation Committee shall have exclusive authority to interpret the Plan provisions and to waive or modify any requirement of the Plan or any terms of a subscription agreement issued to a participant in the Plan. The Committee may extend the Call Date in any subscription for any participant.